Exhibit 10-c

Entrust Processing Agreement

The agreement is made as of Jan.10,2010, by and between Harbin Yifeng Eco-environment Corp. (“Consignor”) and Harbin Dongxin Waste Recycling Corp.(“Consignee”).

This Agreement is hereby entered into on the basis of equality and mutual consent with the terms and conditions thereof being set out as follows:

1 The consignor desires to entrust the consignee to process the collected waste plastic bottles into PET bottles. And the consignee agrees to accept entrustment.

2 The consignee shall remove the caps, label of the bottles, shatter, clean, potch, dehydrate and shatter again to produce PET bottles and do measuring package. The detailed processing rank and technology shall be performed as ordered.

3 Processing capacity is depended on the actual amount of raw materials received from the consignor. The consignee shall notify the consignor by telephone when the processing is done.

4 The consignee couldn’t cancel the processing orders after receiving the raw materials, unless both of the sides agree on it.

5 The consignor should deliver the raw materials to the consignee in five days before the work starts. Otherwise the consignee shall not be responsible for the loss resulted from lack of raw materials.

6 The consignee shall deliver order in less than fifteen days after receiving sufficient raw materials. If the consignee should process the raw materials which exceed their daily capacity, the working hours should be extended appropriately.

7 The allocation of the raw materials is depended on the inspection at the consignor's premises.
The consignor shall authorize the representative to inspect the quality of the processed PET bottles, which shall be inspected in accordance with such inspection standards.

8 Processing charge: 1200 RMB per ton (including transportation expense from the consignor to consignee, VAT and package )

9 Payment of processing charge: fully paid within 10 days after the completion of processing

10 Responsibilities and obligations: The consignee should process the raw materials as the request of consignor, strictly control the quality and delivery time. Otherwise it will be regarded as the violation.

11 Both sides should consciously abide by the agreement, no breach of contract. If one party breaches the contract causing economic losses should compensate the other party.

12 Both of the parties shall cancel the agreement with mutual consent. The consignor must take delivery of the remaining crude raw material and processed products in five days after the termination of the agreement.

13 This agreement, after its being signed by the parties concerned, shall remain in force for one year. It can be extended through mutual negotiation.

Consignor: Shibin Jiang
Consignee: Fugui Qin
Date: Jan.10,2010

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Sales Agency Agreement

Party A: Harbin Yifeng Eco-environment Co.,Ltd.
Party B: Harbin Dongxin Waste Recycling Co.,Ltd

This agreement is entered into between the parties concerned on the basis of equality and mutual benefit to develop business on terms and conditions mutually agreed upon as follows:

ITEM 1 Party A hereby appoints Party B to act as his selling agent to sell the PET bottles.
Sales price of the product: 6400 RMB per ton accordingly

Quantity of Sale: according to the actual stock number of PET bottles, raw material inventory as well as production capacity, based on actual supplies.

ITEM 2 Transport and package:
The products should be packaged by bulk bag and transported as the request of Party B. Otherwise, Party A will be responsible for the loss in transit.

ITEM 3 Proof of delivery:
Party A should notify Party B timely after delivery, and fax the invoice to Party B at the fixed number, or scan the invoice and send it to Party B by email as the proof of delivery and account check.

ITEM 4 Payment
Party B issue list indicating sales volume or sign the delivery order as proof of settlement, when sell the products . Party B should make a payment on a timely basis according to the sales volume and commission price.

ITEM 5 Punishment on false product
As the sales agency, Party B processes the product on a commission basis. Party B must not use other products to imitate Party A’s product. If found, Party A shall cancel Party B’s right of agency and year-end rebate immediately.

ITEM 6 Other terms & conditions:
Party B is the primary agency. If the annual sales volume is more than 2000 tons, it shall be settled as 6400 RMB per ton. Otherwise, it shall be settled as the market price.

ITEM 7 This agreement is in force for one year. It is in two originals; each party holds one.

Party A: Shibin Jiang
Party B: Fugui Qin
Date：January 20, 2010
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Supplementary Agreement to Sales Agency Contract

Party A: Harbin Yifeng Eco-environment Co.,Ltd.
Party B: Harbin Dongxin Waste Recycling Co.,Ltd

Due to the increased price of collecting plastic and great market demand of PET plastic, Party A puts forward that selling price shall be settled at market prices. Under the principle of mutual benefit and joint development, Party B accept Party A’s request and Parties mutually agreed upon as follows ,

1 Regarding ITEM 7, the settlement price is adjusted from 6400 RMB to 7500 RMB per ton.

2 The adjusted price of PET will be effective starting from November 1, 2010.

3 The other items shall not be changed, continue to perform the original version.

4 This agreement is in two originals; each party holds one.

Party A: Shibin Jiang
Party B: Fugui Qin
Date: October 28, 2010